UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2001

AMSCAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21827	13-3911462
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization

80 Grasslands Road
Elmsford, New York 10523
(Address of Principal Executive Offices)

(914) 345-2020
(Registrant's telephone number, including area code)

Item 5. Other Events

             On July 26, 2001 Amscan Holdings, Inc. (“Amscan”), a Delaware corporation, and American Greetings Corporation (“American Greetings”) signed a letter of intent pursuant to which Amscan would acquire American Greetings’ subsidiary, M&D Balloons, a Manteno, Illinois-based manufacturer of metallic balloons. American Greetings would continue to distribute metallic balloons, through its Balloon Zone entity, under a supply agreement with Amscan. However, there is no assurance that the transaction will close as it is subject to completion of due diligence, further documentation and other conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMSCAN HOLDINGS, INC.

By	/s/ Michael A. Correale
Michael A. Correale Vice President (on behalf of the registrant and as principal accounting officer)

Date:  July 26, 2001